EXHIBIT 10.15


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CoreStates Bank, N.A.
Suburban Middle Market
FC 3-52-1-8
620 Brandywine Parkway
West Chester,  PA 19380
610 918 8100
Fax 610 918 8162

                                November 5, 1997


Mr. Michael R. Stewart
Chief Financial Officer
Surgical Laser Technologies, Inc.
   and Subsidiaries
147 Keystone Drive
Montgomeryville, PA 18936


Dear Mike:

We are pleased to inform you that CoreStates Bank N.A. (hereinafter referred to as "Bank") has reaffirmed the following line of credit availability to Surgical Laser Technologies, Inc. and Subsidiaries (hereinafter referred to as "Borrower") under the terms and subject to the conditions set forth below:

1. AMOUNT: $2,535,000.00 secured working capital line of credit with a $535,000 subline for Standby Letters of Credit. Line of Credit borrowings are limited to $2,000,000.00.

2.  BORROWER:  Surgical Laser Technologies, Inc. and Subsidiaries.

3. USE OF PROCEEDS: The advances under the line of credit shall be used primarily for working capital and short-term borrowings. The subline of up to $535,000 will support the issuance of standby letters of credit. The issuance of all letters of is subject to compliance with certain guidelines and procedures, as established by the Bank's International Department.

4. TERMS: The line of credit will be available to the Borrower until May 31, 1998 at which time continuation of the line will be considered by the Bank on the basis of the Borrower's financial statements for the year ended December 31, 1997 and other information available to Bank, or which the Bank may reasonably request.

5. COLLATERAL: As security for the line of credit, the Bank will require a first priority security interest perfected under the Uniform Commercial code in all of the Borrower's corporate assets, including present and future accounts, chattel paper, contracts, documents, equipment (including, but not limited to fixtures, office equipment and furniture, and motor vehicles), and accessions, general intangibles, instruments, inventory, and any products and proceeds of the foregoing. The Bank will require evidence


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    satisfactory to it and its counsel that the assets are free and clear of any and all security interest except as set forth herein.

6.  INTEREST RATE

      A. Prime plus .50% for working capital and short term borrowings. Prime Rate is floating rate of interest that is designated from time to time by the Bank and is used by the Bank as a reference rate with respect to different interest rates charged to borrowers. The rate of interest shall change simultaneously and automatically upon the Bank's designation of any change in such reference rate. The Bank's determination and designation from time to time of the reference rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower or different from the reference rate. Interest is payable monthly.

      B. Standby Letters of Credit - 1.5% Commission per annum in addition to all other standard issuance and amendment fees.

7. NEGATIVE PLEDGE: Borrower shall execute a negative pledge agreement for all patents.

8. FEES: The Borrower will pay an annual fee of 0.25% on the unused portion of the line of credit. The fee will be calculated and payable on a quarterly basis.

9. FINANCIAL COVENANTS: The Borrower shall maintain the following financial covenants throughout the term of the loans in accordance with generally accepted accounting principles. Covenants shall be tested on a quarterly basis.

      A. Minimum Cash Plus Qualified Accounts Receivable Coverage to Line Outstandings and Letters of Credit issued of 2.0:1.0.

      B. Maximum senior Debt to Tangible Capital Funds (defined as Total Liabilities minus Subordinated Debt divided by Tangible Net Worth plus Subordinated Debt) of 1.0:1.0.

The Borrower will be required to submit quarterly financial covenant certifications verifying to the above.

10. OTHER CONDITIONS:

      A. Dividends are not permitted.

      B. Borrower cannot incur additional debt without Bank's prior approval.

      C. The MCIDC is permitted to have a second lien on Borrower's accounts receivable and inventory on a first lien on equipment.

11. SUBORDINATION OF DEBT: The Bank will require that the $1,649,731 in unsecured convertible debt will subordinated to the Bank with the entire principal to be paid no earlier than seven (7) years from date of execution. The note does not have a confession of judgment clause. The subordinated debt can be reduced only if converted to common stock.


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12. DOCUMENTATION: All documents produced or connected with this loan will be satisfactory inform and substance to the Bank and its counsel. Our counsel must be satisfied with the respect to the legality, validity, binding effect, and enforceability of all instruments, agreements, and documents used to effect and consummate the loans and transactions herein contemplated. In addition, the Borrower acknowledges that it will provide all instruments, agreements, and documents reasonably requested for by Bank to complete the closing contemplated herein.

13. INSURANCE: The Borrower will provide fire and extended coverage insurance on all insurable assets during the term of the loan, satisfactory to the Bank as to form and insurer, and containing the standard mortgagee and/or loss payee clauses in favor of the Bank. The amount of such coverage will not be less than 80% of the insurable value of the assets or 100% of the loan amount, whichever is greater. The insurance will be in effect evidenced by a certificate of insurance submitted to the Bank prior to or at settlement. The policy shall require a thirty-day notice of cancellation to the Bank.

14. LANDLORD'S WAIVER: The Bank shall require a landlord's waiver for any leased premises in which collateral for the above credit accommodations may be located.

15. FINANCIAL STATEMENTS: The Borrower shall deliver its annual audited financial statements to the Bank within ninety (90) days after the close of each fiscal year during the term of this commitment. The financial statements will audited by an independent accountant satisfactory to the Bank. The Borrower will also submit a 10K on an annual basis. In addition, the Borrower will submit on a quarterly basis a Balance Sheet and Profit and Loss Statement which may be internally prepared in accordance with GAAP and signed by the chief financial officer. Submission of the quarterly statements will be within 45 days after the end of each period. Finally, agings of the accounts receivable and 10Q Reports will be submitted quarterly to the Bank.

16. DEPOSIT RELATIONSHIP: The Borrower will maintain CoreStates Bank, N.A. as its primary bank of account for the term of the above commitment.

17. DUE AUTHORIZATION: The Borrower will obtain all necessary authorization of their respective boards of directors and shareholders to enter into any agreement evidenced by this letter and will obtain, prior to the making of the loan, such further authorization of their respective boards of directors and shareholders as may be necessary or appropriate to the financing arrangements set forth herein.

18. EXPENSES: The Borrower shall pay all out-of-pocket costs and expenses incurred by the Bank in connection with the financing arrangement promptly upon Bank's submission of a statement to the Borrower, This will include, but not be limited to, attorney's fees and costs, lien search fees and filing fees. These fees will paid by Borrower as a condition to closing and whether or not the total transaction contained herein is closed.

19. SATISFACTORY FINANCIAL CONDITION: The Borrower shall maintain, in the Bank's judgment, a satisfactory financial condition and shall notify the Bank promptly in writing of any material adverse changes in its financial condition since the date of its financial statements dated June 30, 1997.

20. COMMITMENT EXPIRATION: The Bank's commitment as outlined herein will expire 30 days from the date of this letter unless accepted in its entirety in writing as evidenced by executing the acknowledgment below.


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We appreciate the opportunity of making this commitment available to you. If the terms and conditions outlined herein are acceptable to you, please execute the acknowledgment on the original of this letter, returning it to the undersigned in the envelope provided. Should you have any questions regarding this letter, or if the Bank can be of further service, please feel free to contact the undersigned at (610) 918-8105.


                                             Sincerely,

                                             CORESTATES BANK, N.A.

                                             /s/ Maria S. Samson
                                             ---------------------
                                             Maria S. Samson
                                             Vice President
                                             Suburban Middle Market



ACKNOWLEDGMENT:

We hereby accept the terms and conditions outlined herein this 6th day of November, 1997.



                                             SURGICAL LASER TECHNOLOGIES, INC.
                                             AND SUBSIDIARIES:

                                             /s/ Michael R. Stewart
                                             -----------------------
                                             By:  Michael R. Stewart
                                             Attest:  Tim Powell



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